EXHIBIT 10.16
                                                                   -------------

                                PLEDGE AGREEMENT

         THIS PLEDGE AGREEMENT made and entered into this 18 day of SEPTEMBER, 2001 by and among CHAIM KATZMAN ("Pledgor") and EQUITY ONE, INC. (the "Secured Party").

         WHEREAS, Pledgor has exercised 287,984 options at $10.00 per option to purchase 287,984 shares of common stock of Equity One, Inc., par value $.01 per share (the "Company"), which Pledgor intends to pledge as described herein, (the "Common Shares");

         WHEREAS, Pledgor is an employee of the Company and has received a loan from the Company evidenced by a Promissory Note dated on even date in the sum of $2,879,840 to pay for the Common Shares acquired through the exercise of the options;

         WHEREAS, the Company has requested from the Pledgor and the Pledgor has agreed to pledge the Common Shares to secure the repayment of the loan.

         WHEREAS, in consideration of the loan granted by the Company to the Pledgor, the Pledgor has agreed to pledge its Common Shares to the Company; and

         WHEREAS, as an additional inducement for the Company to grant the loan, the Pledgor has agreed, Company a security interest in the Common Shares and any proceeds thereof to secure the loan pursuant to this Pledge Agreement.

         NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions, hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which is hereby expressly acknowledged, the parties hereto agree as follows:

         (a) INDEBTEDNESS SECURED. This Pledge Agreement is executed to secure the indebtedness of the Pledgor to the Company.

         (b) PLEDGE OF COLLATERAL. The Pledgor hereby pledges, assigns, transfers, sets over, delivers and grants to the Company, subject to Section 4, a first priority security interest in and to the Common Shares and any proceeds thereof including, without limitation, any and all dividends (other than dividends for taxes), cash, instruments and other property from time to time received, receivable, or otherwise distributed in respect of, or in exchange for, any of the Common Shares (such proceeds and the Common Shares are collectively, the "Collateral"). Pledgor is delivering the Common Shares to the Company, for the purpose of holding said Common Shares as pledge holder pursuant to the terms of this Pledge Agreement. The Company shall have no right in and to the Collateral except as provided in this Pledge Agreement, and the Company shall not have any right to encumber or dispose of the Collateral except in accordance with the provisions of this Pledge Agreement.

         1. REPRESENTATIONS, WARRANTIES AND COVENANTS. Pledgor hereby represents to the Company as follows: (i) the Pledgor has the capacity to enter into this Pledge Agreement and to pledge the Common Shares to the Company hereunder, (ii) Pledgor owns the Common Shares free and clear of any and all liens, charges, encumbrances and security interests thereon, (iii) the Common Shares are validly issued, fully paid and non-assessable, and (iv) no authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (a) for the pledge by the Pledgor of the Common Shares pursuant to this Pledge Agreement or for the execution, delivery or performance of this Pledge Agreement by the Pledgor, or (b) for the exercise by the Company of the rights provided for in this Pledge Agreement or the remedies in respect of the Common Shares pursuant to this Pledge Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally).

Pledgor also represents that Pledgor is solvent at the time of the execution of this Agreement and that Pledgor is benefitting from the Pledge; and that it has received reasonable equivalent value for pledging the shares as security for the Loan from the Company to the Pledgor.

         2. DIVIDEND AND VOTING RIGHTS. So long as no Default (as defined herein) has occurred and is continuing, the Common Shares shall be treated as stock of the Pledgor, and the Pledgor shall be entitled to vote such shares and to receive all dividends and distributions thereon.

         3. ADJUSTMENTS. In the event that, during the term of this Pledge Agreement, any stock dividend, reclassification, readjustment, or other change is declared or made in the capital structure of the Company, all new, substituted, and additional shares, or other securities, issued in respect of the Common Shares by reason of any such change shall be held by the Company, subject to the lien of this Pledge Agreement and under the terms of this Pledge Agreement in the same manner as the Common Shares pledged hereunder.

         4. PAYMENT OF INDEBTEDNESS. Upon payment of the principal and interest of the indebtedness, the Company shall execute and deliver a confirmation of the termination of this Pledge Agreement and the Common Shares shall be returned to the Pledgor. Upon full payment of the principal and interest of the indebtedness, this Pledge Agreement shall become null and void.

         5. DEFAULT. Upon the occurrence of each of the following events, the Company shall be entitled to effect the immediate repayment of all sums that are and/or shall be owed in any manner whatsoever by the Pledgor to the Company and such sums shall bear interest at the Maximum Interest Rate prevailing, from the date that such event has occurred until total repayment by the Pledgor:

                  (a) If, on due date, the Pledgor has not paid any principal or interest or expenses including any levies, taxes and fees or any other sums.

                       (b) If the Pledgor breaches or fails to uphold any of the
                           terms contained in this or any other document or deed that has been or shall be signed on his behalf or it becomes evident that any of the declarations that have been or shall be made on behalf of the Pledgor in this or any other document is incorrect, or inaccurate.

                       (c) If a petition is filed requesting the appointment of
                           a temporary or permanent receiver, or a temporary or permanent receiver or manager, or a Receiving Order against the Pledgor is issued over the assets of the Pledgor and/or Pledgor or any portion of the assets of the Pledgor.

                       (d) If a temporary or permanent receiver or receiver and
                           manager for all or any portion of the assets of the Pledgor is appointed.

                       (e) If any competent court in Maryland or Florida or
                           elsewhere institutes attachments or execution or any like proceedings against any portion of the assets of the Borrower or if attachment or execution or any like proceedings are instituted over all or any portion of the Collateral which has been or shall be furnished to the Company.

                       (f) If the Company, at its absolute discretion, deems
                           that since the signing of this Agreement a change has occurred in the condition of the Pledgor to which the Company had not given its prior written consent. Without derogating from the generally of the foregoing, the following acts shall be deemed to constitute a change in the condition of the Pledgor:

                           (i) a voluntary or other transfer of shares (except
                               the transfer of shares by succession) which affect or are likely to affect the condition of the Pledgor.

                       (g) If the Borrower ceases to pay debts or manage its
                           affairs or reaches a compromise or arrangement with its creditors.

                       (h) If the Company, at its discretion, deems that some
                           event occurred that has or might impair the financial position of the Pledgor.

         In addition to all remedies provided herein and according to law, the Company shall have the following remedies:

         PRIVATE SALES: (a) The Pledgor recognizes that the Company may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for an investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, not withstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Company shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for the public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

                  (b) The Pledgor further agrees to use commercially reasonable efforts to do so or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section valid and binding and in compliance with any and all other applicable requirements of law.

         6. NOTICES. All notices, requests, demands or other communications which are required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when they are made by facsimile and shall be deemed to be sufficient made if addressed as follows:

         If to the Pledgor:            Chaim Katzman
                                       1696 NE Miami Gardens Drive Suite 200
                                       North Miami Beach, FL 33179
                                       Phone      305-947-1664
                                       Facsimile  305-947-1734

         with a copy to:               Alan J. Marcus, Esquire
                                       20803 Biscayne Blvd. Suite 301
                                       Aventura, FL 33180
                                       Phone      305-937-1800
                                       Facsimile  305-937-1857

         If to the Company             Equity One, Inc.
                                       Attention: Doron Valero
                                       1696 NE Miami Gardens Drive Suite 200
                                       North Miami Beach, FL 33179
                                       Phone      305-947-1664
                                       Facsimile  305-947-1734

         with a copy to:               Alan J. Marcus, Esquire
                                       20803 Biscayne Blvd. Suite 301
                                       Aventura, FL 33180
                                       Phone      305-937-1800
                                       Facsimile  305-937-1857

and any such facsimile properly addressed and sent shall be deemed to have been received within twelve (12) hours after the time of sending. In addition, all notices shall also be sent by courier or messenger, although failure to do so shall not invalidate the facsimile notice.

         7. GOVERNING LAW AND JURISDICTION. This Pledge Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

         8. VENUE. The parties hereby select the Miami Dade County as the place of jurisdiction for any legal proceeding arising pursuant to this Pledge Agreement.

         IN WITNESS WHEREOF, this Pledge Agreement has been duly executed on the day and year first written above.

                                    PLEDGOR:


                                    /s/ CHAIM KATZMAN
                                    ----------------------------------
                                    CHAIM KATZMAN


                                    EQUITY ONE, INC.,
                                    A Maryland Corporation

                                    By: /s/ DORON VALERO
                                        ------------------------------
                                        DORON VALERO, President

STATE OF FLORIDA

COUNTY OF MIAMI DADE

         I HEREBY CERTIFY that on this day personally appeared before me, an officer duly authorized to administer oaths and take acknowledgments, CHAIM KATZMAN, ( X ) known to me to be the person described in or ( ) who produced ____________________________ as identification, and who executed the foregoing instrument, and acknowledged before me that he executed the same.

         WITNESS my hand and official seal, this 4th day of December, 2001.

                                             /s/ MARIE -NINON CARRIES
                                             ----------------------------------

(Notary Seal)
                NOTARY PUBLIC GRAPHIC
My commission expires:

STATE OF FLORIDA

COUNTY OF MIAMI DADE

         I HEREBY CERTIFY that on this day personally appeared before me, an officer duly authorized to administer oaths and take acknowledgments, DORON VALERO, President of EQUITY ONE, INC.( X) known to me to be the person described in or ( ) who produced ____________________________ as identification, and who executed the foregoing instrument, and acknowledged before me that he executed the same.

         WITNESS my hand and official seal, this 4th day of December, 2001.

                                             /s/ MARIE -NINON CARRIES
                                             ----------------------------------

(Notary Seal)
                NOTARY PUBLIC GRAPHIC
My commission expires: